SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549




                           FORM 8-K



                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)        May 2, 1994


                 Northern States Power Company
    (Exact name of registrant as specified in its charter)


                            Minnesota
        (State or other jurisdiction of incorporation)


         1-3034                                       41-0448030
(Commission File Number)                    (IRS Employer Identification No.)


414 Nicollet Mall, Mpls, MN                                        55401
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code          612-330-5500



 (Former name of former address, if changed since last report)


Item 5.   Other Events

Northern States Power Company's labor agreements with its five International Brotherhood of Electrical Workers (IBEW) Local Unions expired on December 31, 1993. On May 2, 1994 the IBEW members voted to ratify a three-year labor agreement retroactive to January 1, 1994. An interim agreement had been in effect since December 31, 1993.


                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Northern States Power Company
                                         (a Minnesota Corporation)


                                         By (Gary R. Johnson)
                                            Gary R. Johnson
                                            Vice President and General Counsel



Dated: May 5, 1994